Exhibit 10.2

LESLIE’S, INC.

2020 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD

[FULL NAME]

Leslie’s, Inc. (the “Company”) hereby grants you an award of Restricted Stock Units (your “Restricted Stock Units” and also referred to as this “Award”) under the Leslie’s, Inc. 2020 Omnibus Incentive Plan (the “Plan”), effective as of the Grant Date, with the following terms and conditions:

Grant Date:	[GRANT DATE]
Number of Restricted Stock Units:	[# SHARES GRANTED]
Vesting:

Your Restricted Stock Units will vest as follows, provided that you remain in continuous employment or service with the Company or an Affiliate until the applicable vesting date: 25% of the total Restricted Stock Units on each of the first four (4) anniversaries of the Grant Date.

Upon a Change of Control, Section 17(c) of the Plan will apply to your Restricted Stock Units.

Except as otherwise provided above, upon your termination of employment, or cessation of services to, the Company and its Affiliates prior to the date the Restricted Stock Units are fully vested, you will forfeit the unvested Restricted Stock Units.

Settlement of Restricted Stock Units:

As soon as practicable after your Restricted Stock Units vest (but in any event no later than March 15th of the calendar year immediately following the calendar year in which vesting occurs), the Company will settle such vested Restricted Stock Units by issuing in your name certificate(s) or making an appropriate book entry for a number of Shares equal to the number of Restricted Stock Units that have vested.

Transferability of Restricted Stock Units:

You may not sell, transfer or otherwise alienate or hypothecate this Award or any of your Restricted Stock Units until they are vested. In addition, by accepting this Award, you agree not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

Rights as Shareholder:

You will not be deemed for any purposes to be a shareholder of the Company with respect to any of the Restricted Stock Units (including with respect to voting or dividends), unless and until a certificate for Shares is issued upon vesting of the Restricted Stock Units.

Taxes:

You (and not the Company or any Affiliate) shall be responsible for your federal, state, local or foreign tax liability and any of your other tax consequences that may arise as a result of the transactions contemplated by this Award. You shall rely solely on the determinations of your own tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

To the extent that the receipt, vesting or settlement of the Restricted Stock Units, or other event, results in income to you for federal, state or local income tax purposes, you shall deliver to the Company or its Affiliate, at the time the Company or its Affiliate, is obligated to withhold taxes in connection with such receipt, vesting, settlement or other event, as the case may be, such amount as the Company or its Affiliate requires to meet its withholding obligation under applicable tax laws or regulations, and if you fail to do so, the Company shall not be obligated to deliver any Shares to you and shall have the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations.

In furtherance of the forgoing, unless alternative arrangements to fund tax withholding obligations are made in advance in a manner acceptable to the Company, your acceptance of the Award constitutes your instruction and authorization to the Company to cause to be sold (by the Company’s designated broker) on your behalf a whole number of Shares from those Shares issued to you as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy your tax withholding obligations. Such Shares will be sold on the day of the event giving rise to the tax withholding obligation or as soon thereafter as practicable. You will be responsible for all broker's fees and other costs of sale. The number of Shares sold may be determined by considering any applicable withholding rates, including maximum applicable rates. You further acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price.

Miscellaneous:
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Neither the Plan nor the grant of this Award shall constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue as an employee or otherwise remain in the service of the Company or any of its Affiliates for any period of time, or at any particular rate of compensation. Nothing in this Award will interfere with or restrict the rights of the Company or its Affiliates—which are expressly reserved—to remove, terminate or discharge you at any time for any reason whatsoever or for no reason, subject to the Company’s certificate of incorporation, bylaws and other similar governing documents and applicable law. Any value under your Restricted Stock Units is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit. The grant of your Restricted Stock Units does not create any right to receive any future awards.
•
The Plan and this Award constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between you and the Company with respect to the subject matter hereof. You expressly warrant that you are not accepting this Award in reliance on any promises, representations or inducements, other than those contained herein.
•
By accepting the grant of your Restricted Stock Units, you agree not to sell any Shares acquired in connection with the Restricted Stock Units other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.
•
As a condition of the granting of this Award, you agree, for yourself and your legal representatives or guardians, that this Award shall be interpreted by the Administrator, and that any interpretation by the Administrator of the terms of this Award or the Plan, and any determination made by the Administrator pursuant to this Award, shall be final, binding and conclusive.
•
Subject to the terms of the Plan, the Administrator may modify or amend this Award without your consent as permitted by Section 15(c) of the Plan or: (i) to the extent such action is deemed necessary by the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Administrator to preserve favorable accounting or tax treatment of any award for the Company; or (iii) to the extent the Administrator determines that such action does not materially and adversely affect the value of this Award or that such action is in the best interest of you or any other person who may then have an interest in this Award.
•
You acknowledge and expressly agree to the governing law and jurisdiction and waiver of jury trial terms of Section 18(g) of the Plan (and any successor terms).
•
This Award may be executed in counterparts. The Company may deliver any documents related to current or future participation in the Plan by electronic means. You consent to receive those documents by electronic delivery and to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•
The invalidity or unenforceability of any term of the Plan or this Agreement will not affect the validity or enforceability of any other term of the Plan or this Agreement, and each other term of the Plan and this Agreement will be severable and enforceable to the extent permitted by applicable law.
•
You must, upon request of the Company, do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the Company to implement this Agreement.
•
All awards, amounts, and benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. You acknowledge and expressly agree to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to you, whether adopted before or after the Grant Date, and any term of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

This Award is granted under and governed by the terms and conditions of the Plan. The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Award and the Plan, the terms of the Plan shall govern, control and supersede over the provisions of this Award. Capitalized terms used in this Award and not defined shall have the meanings given in the Plan.

BY ACCEPTING THIS AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN. You represent to the Company that you have read and fully understand this AWARD and the Plan and that your decision to participate in the Plan is completely voluntary. You also acknowledge that you are relying solely on your own advisors regarding the tax consequences of YOUR RESTRICTED STOCK UNITS. YOU MUST ACCEPT THIS AWARD WITHIN THIRTY (30) DAYS AFTER IT IS FIRST PRESENTED TO YOU FOR REVIEW, BY RETURNING A SIGNED

COPY TO THE COMPANY IN ACCORDANCE WITH SUCH PROCEDURES AS THE COMPANY MAY ESTABLISH.

[Signature Pages Follow]

LESLIE’S, INC.

By: _______________________

Steve Weddell

Executive Vice President,

Chief Financial Officer

Date: [GRANT DATE]

PARTICIPANT

By: _______________________

[FULL NAME]

Date: _______________________